PKF

Accountants &

business advisors

August 5, 2005

Apex Wealth Enterprises Limited

Rooms 3505-06, 35th Floor, Edinburgh Tower

The Landmark

15 Queen’s Road Central

Hong Kong

Dear Sirs,

Re:

Apex Wealth Enterprises Limited (the “Company”)

Registration Statement on Form S-8

We hereby consent to being named in your Registration on Form S-8 as the auditors of the Company and to include the audited financial statements of the Company for the year ended May 31, 2004 issued by us for the filing as an Exhibit to the Registration Statement.

Yours very truly,

/s/ Patrick Li for

PKF

Certified Public Accountants

Hong Kong

Tel (852) 2806 3822  / Fax (852) 2806 3712

E-mail   info@pkf-hk.com / Website: www.pkf-hk.com

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